EXHIBIT 23.2



                       FORREST A. GARB & ASSOCIATES, INC.

                              PETROLEUM CONSULTANTS
                    5310 HARVEST HILL ROAD, SUITE 160-LB 152
                            DALLAS, TEXAS 75230-5805
                       TEL: 972.788.1110 FAX: 972.991.3160
                           email: forgarb@forgarb.com

                                 March 30, 1999


                                CONSENT OF EXPERT



Ms. Debra D. Valice
Seitel, Inc.
50 Briar Hollow Lane, 7th Floor West
Houston, Texas 77027

Dear Ms. Valice:

Forrest A. Garb & Associates, Inc., petroleum consultants, hereby consent to the incorporation by reference in any registration statement or other document filed with the Securities and Exchange Commission by Seitel, Inc., of our reserve report dated January 1, 1999, and to all references to our firm included therein.


                                             Forrest A. Garb & Associates, Inc.


                                             By:       /s/ Forrest A. Garb
                                                       -------------------------

                                             Name:     Forrest A. Garb
                                                       -------------------------

                                             Title:    Chairman of the Board
                                                       -------------------------

                                             Dallas, Texas

                                             March 30, 1999